Exhibit 99.1

News Release

Abbott Reports Fourth-Quarter 2016 Results

•                  FOURTH-QUARTER GAAP EPS FROM CONTINUING OPERATIONS OF $0.51; ADJUSTED EPS FROM CONTINUING OPERATIONS OF $0.65

•                  ISSUES EPS OUTLOOK FOR 2017, REFLECTING DOUBLE-DIGIT GROWTH AT THE MID-POINT

•                  COMPLETED ACQUISITION OF ST. JUDE MEDICAL, CREATING A PREMIER MEDICAL DEVICE BUSINESS WITH LEADING POSITIONS IN SEVERAL LARGE AND HIGH-GROWTH AREAS

ABBOTT PARK, Ill., Jan. 25, 2017 — Abbott today announced financial results for the fourth quarter ended Dec. 31, 2016.

•                  Reported diluted EPS from continuing operations under GAAP was $0.51 in the fourth quarter.  Excluding specified items, adjusted diluted EPS from continuing operations was $0.65 in the fourth quarter, in-line with the previous guidance range.

•                  Fourth-quarter worldwide sales of $5.3 billion increased 2.8 percent on a reported basis and 3.8 percent on an operational basis.

•                  Full-year worldwide sales increased 2.2 percent on a reported basis and 4.8 percent on an operational basis.

•                  Abbott issues full-year 2017 guidance range for diluted EPS from continuing operations under GAAP of $0.92 to $1.02, including intangible amortization and integration expenses related to the acquisition of St. Jude Medical. Excluding specified items, projected full-year 2017 adjusted diluted EPS from continuing operations is $2.40 to $2.50.

•                  In the fourth quarter, Abbott obtained CE Mark for four new major diagnostics systems, including “AlinityTM s” for blood and plasma screening, “Alinity i” for immunoassay diagnostics, “Alinity c” for clinical chemistry diagnostics and “i-STAT® Alinity” for point of care blood testing. Abbott’s Alinity family of solutions are designed to be more efficient — running more tests in less space, generating test results faster and minimizing human errors — while continuing to provide quality results.

•                  On Jan. 4, 2017, Abbott completed the acquisition of St. Jude Medical, establishing the company as a leader in the broad medical device arena and providing expanded opportunities for future growth. With the acquisition, Abbott now competes in nearly every area of the $30 billion cardiovascular device market and holds No. 1 or 2 positions across several large and high-growth cardiovascular device areas.

“2016 was a very important year for Abbott,” said Miles D. White, chairman and chief executive officer, Abbott. “We achieved our financial commitments, advanced our internal pipeline, and took important strategic steps to shape the company for balance and growth.”

—more—

FOURTH-QUARTER BUSINESS OVERVIEW

Following are sales by business segment and commentary for the fourth quarter and the full year:

Total Company

($ in millions)

				% Change vs. 4Q15
	Sales 4Q16				Int’l		Total
	U.S.	Int’l	Total	U.S.	Reported	Operational	Reported	Operational
Total *	1,655	3,678	5,333	3.2	2.6	4.1	2.8	3.8
Nutrition	745	988	1,733	2.7	(8.1)	(6.3)	(3.7)	(2.6)
Diagnostics	375	881	1,256	2.0	3.3	4.8	2.9	3.9
Established Pharmaceuticals	—	979	979	n/a	10.6	12.6	10.6	12.6
Medical Devices	527	827	1,354	4.7	4.2	4.7	4.4	4.7

* Total Abbott Sales from continuing operations include Other Sales of $11 million.

				% Change vs. 12M15
	Sales 12M16				Int’l		Total
	U.S.	Int’l	Total	U.S.	Reported	Operational	Reported	Operational
Total *	6,486	14,367	20,853	3.4	1.6	5.4	2.2	4.8
Nutrition	2,969	3,930	6,899	3.5	(4.3)	(0.5)	(1.1)	1.2
Diagnostics	1,437	3,376	4,813	3.2	3.8	6.5	3.6	5.5
Established Pharmaceuticals	—	3,859	3,859	n/a	3.7	10.5	3.7	10.5
Medical Devices	2,047	3,186	5,233	3.2	4.1	5.4	3.8	4.5

* Total Abbott Sales from continuing operations include Other Sales of $49 million.

n/a = Not Applicable.

Note: Operational growth reflects percentage change over the prior year excluding the impact of exchange rates. In order to compute results excluding the impact of exchange rates, current year U.S. dollar sales are multiplied or divided, as appropriate, by the current year average foreign exchange rates and then those amounts are multiplied or divided, as appropriate, by the prior year average foreign exchange rates.

Fourth-quarter 2016 worldwide sales of $5.3 billion increased 2.8 percent on a reported basis, including an unfavorable 1.0 percent effect of foreign exchange, and increased 3.8 percent on an operational basis.

Full-year 2016 worldwide sales increased 2.2 percent on a reported basis and 4.8 percent on an operational basis.

Nutrition

($ in millions)

				% Change vs. 4Q15
	Sales 4Q16				Int’l		Total
	U.S.	Int’l	Total	U.S.	Reported	Operational	Reported	Operational
Total	745	988	1,733	2.7	(8.1)	(6.3)	(3.7)	(2.6)
Pediatric	435	542	977	6.2	(13.1)	(11.2)	(5.4)	(4.3)
Adult	310	446	756	(1.8)	(1.2)	0.6	(1.4)	(0.4)

				% Change vs. 12M15
	Sales 12M16				Int’l		Total
	U.S.	Int’l	Total	U.S.	Reported	Operational	Reported	Operational
Total	2,969	3,930	6,899	3.5	(4.3)	(0.5)	(1.1)	1.2
Pediatric	1,677	2,206	3,883	5.3	(7.2)	(3.5)	(2.2)	—
Adult	1,292	1,724	3,016	1.3	(0.4)	3.7	0.3	2.7

Worldwide Nutrition sales decreased 3.7 percent on a reported basis in the fourth quarter, including an unfavorable 1.1 percent effect of foreign exchange, and decreased 2.6 percent on an operational basis.

Worldwide Pediatric Nutrition sales decreased 5.4 percent on a reported basis in the fourth quarter, including an unfavorable 1.1 percent effect of foreign exchange, and decreased 4.3 percent on an operational basis. In the U.S., above-market sales growth was led by Abbott’s PediaSure® toddler brand as well as continued uptake of several recently launched infant formula products, including the first formulas in the U.S. with a human milk oligosaccharide that offers a unique immune-nourishing prebiotic. International sales declined 13.1 percent on a reported basis and 11.2 percent on an operational basis. Challenging market conditions in China and market softness in Saudi offset continued strong performance in Latin America and Southeast Asia.

Worldwide Adult Nutrition sales decreased 1.4 percent on a reported basis in the fourth quarter, including an unfavorable 1.0 percent effect of foreign exchange, and decreased 0.4 percent on an operational basis. In the quarter, worldwide growth of Ensure® was offset primarily by a difficult comparison to fourth quarter 2015, which included new product distributions in the U.S. and China.

Diagnostics

($ in millions)

				% Change vs. 4Q15
	Sales 4Q16				Int’l		Total
	U.S.	Int’l	Total	U.S.	Reported	Operational	Reported	Operational
Total	375	881	1,256	2.0	3.3	4.8	2.9	3.9
Core Laboratory	225	779	1,004	3.7	3.6	5.2	3.6	4.8
Molecular	44	73	117	(5.6)	(8.8)	(7.7)	(7.6)	(6.9)
Point of Care	106	29	135	2.0	37.6	37.2	8.1	8.0

				% Change vs. 12M15
	Sales 12M16				Int’l		Total
	U.S.	Int’l	Total	U.S.	Reported	Operational	Reported	Operational
Total	1,437	3,376	4,813	3.2	3.8	6.5	3.6	5.5
Core Laboratory	841	3,003	3,844	3.5	3.8	6.6	3.7	5.9
Molecular	184	272	456	(3.9)	(1.2)	1.4	(2.3)	(0.8)
Point of Care	412	101	513	6.1	19.4	19.6	8.5	8.5

Worldwide Diagnostics sales increased 2.9 percent on a reported basis in the fourth quarter, including an unfavorable 1.0 percent effect of foreign exchange, and increased 3.9 percent on an operational basis.

Core Laboratory Diagnostics sales increased 3.6 percent on a reported basis in the fourth quarter, including an unfavorable 1.2 percent effect of foreign exchange, and increased 4.8 percent on an operational basis. During the quarter, Abbott obtained CE Mark for several Alinity core laboratory systems, including “Alinity s” for blood and plasma screening, “Alinity c” for clinical chemistry, and “Alinity i” for immunoassay diagnostics. These instruments belong to Abbott’s new Alinity family of harmonized systems, which were designed to be more efficient — running more tests in less space, generating test results faster and minimizing human errors — while continuing to provide quality results.

Molecular Diagnostics sales decreased 7.6 percent on a reported basis in the fourth quarter, including an unfavorable 0.7 percent effect of foreign exchange, and decreased 6.9 percent on an operational basis. As expected, the planned scale down of the genetics business offset growth in the infectious disease testing business.

Point of Care Diagnostics sales increased 8.1 percent on a reported basis in the fourth quarter, including a favorable 0.1 percent effect of foreign exchange, and increased 8.0 percent on an operational basis. Sales growth in the quarter was led by continued adoption of Abbott’s i-STAT handheld system in the U.S. and ongoing international market expansion. During the quarter, Abbott obtained CE Mark for its i-STAT Alinity handheld portable blood testing system. By delivering results in ten minutes or less using only two to three drops of blood, i-STAT Alinity provides healthcare professionals the information needed to make fast and accurate medical decisions without ever leaving their patient’s side.

Established Pharmaceuticals

($ in millions)

				% Change vs. 4Q15
	Sales 4Q16				Int’l		Total
	U.S.	Int’l	Total	U.S.	Reported	Operational	Reported	Operational
Total	—	979	979	n/a	10.6	12.6	10.6	12.6
Key Emerging Markets	—	777	777	n/a	10.6	13.0	10.6	13.0
Other	—	202	202	n/a	10.8	10.6	10.8	10.6

				% Change vs. 12M15
	Sales 12M16				Int’l		Total
	U.S.	Int’l	Total	U.S.	Reported	Operational	Reported	Operational
Total	—	3,859	3,859	n/a	3.7	10.5	3.7	10.5
Key Emerging Markets	—	2,912	2,912	n/a	4.7	13.3	4.7	13.3
Other	—	947	947	n/a	0.9	2.0	0.9	2.0

Established Pharmaceuticals sales increased 10.6 percent on a reported basis in the fourth quarter, including an unfavorable 2.0 percent effect of foreign exchange, and increased 12.6 percent on an operational basis.

Key Emerging Markets include Brazil, Russia, India and China (BRIC), along with several additional emerging markets that represent the most attractive long-term growth opportunities for Abbott’s branded generics product portfolio. Sales in these key geographies increased 10.6 percent on a reported basis and 13.0 percent on an operational basis in the fourth quarter. Operational sales growth was led by double-digit growth in BRIC, which comprises approximately 45 percent of Abbott’s Established Pharmaceuticals sales, as well as strong growth in several countries throughout Latin America, including Colombia, Mexico, Peru and Argentina.

Medical Devices

($ in millions)

				% Change vs. 4Q15
	Sales 4Q16				Int’l		Total
	U.S.	Int’l	Total	U.S.	Reported	Operational	Reported	Operational
Total	527	827	1,354	4.7	4.2	4.7	4.4	4.7
Vascular	307	414	721	6.9	0.1	0.6	2.9	3.2
Diabetes Care	87	223	310	(14.1)	14.1	16.3	4.5	6.0
Medical Optics	133	190	323	15.4	2.9	1.5	7.7	6.9

Vascular Product Lines:
Coronary Devices(a)	202	348	550	2.6	(1.4)	(1.0)	—	0.3
Endovascular(b)	77	65	142	7.1	8.9	10.3	8.0	8.6

(a) Includes DES / BVS product portfolio, structural heart, guidewires, balloon catheters and other coronary products.

(b) Includes vessel closure, carotid stents and other peripheral products.

				% Change vs. 12M15
	Sales 12M16				Int’l		Total
	U.S.	Int’l	Total	U.S.	Reported	Operational	Reported	Operational
Total	2,047	3,186	5,233	3.2	4.1	5.4	3.8	4.5
Vascular	1,247	1,649	2,896	8.8	0.1	1.5	3.7	4.5
Diabetes Care	325	817	1,142	(17.4)	13.0	15.9	2.3	4.1
Medical Optics	475	720	1,195	7.2	4.4	3.7	5.5	5.1

Vascular Product Lines:
Coronary Devices(a)	799	1,387	2,186	4.0	(1.5)	(0.2)	0.5	1.3
Endovascular(b)	303	259	562	7.4	9.0	11.3	8.1	9.2

(a) Includes DES / BVS product portfolio, structural heart, guidewires, balloon catheters and other coronary products.

(b) Includes vessel closure, carotid stents and other peripheral products.

Worldwide Medical Devices sales increased 4.4 percent on a reported basis in the fourth quarter, including an unfavorable 0.3 percent effect of foreign exchange, and increased 4.7 percent on an operational basis.

Worldwide sales of Vascular products increased 2.9 percent on a reported basis in the fourth quarter, including an unfavorable 0.3 percent effect of foreign exchange, and increased 3.2 percent on an operational basis. Sales growth in Vascular products was led by double-digit growth of MitraClip®, Abbott’s device for the treatment of mitral regurgitation, as Abbott continues to build the market for this first-in-class device. Strong sales growth in Abbott’s Endovascular business was driven by vessel closure products and Supera®, Abbott’s unique stent for the treatment of blockages in the leg.

Worldwide Diabetes Care sales increased 4.5 percent on a reported basis in the fourth quarter, including an unfavorable 1.5 percent effect of foreign exchange, and increased 6.0 percent on an operational basis. Double-digit international sales growth was driven by continued consumer uptake of FreeStyle® Libre, Abbott’s revolutionary continuous glucose monitoring system that eliminates the need for finger-sticks.

Worldwide Medical Optics sales increased 7.7 percent on a reported basis in the fourth quarter, including a favorable 0.8 percent effect of foreign exchange, and increased 6.9 percent on an operational basis. Operational sales growth was driven by the recent U.S. launch of the TECNIS® Symfony intraocular lenses, the first and only lenses in the U.S. that provide a full range of continuous high-quality vision following cataract surgery.

ABBOTT ISSUES EARNINGS-PER-SHARE OUTLOOK FOR 2017

Abbott is issuing full-year 2017 guidance for diluted earnings per share from continuing operations under Generally Accepted Accounting Principles (GAAP) of $0.92 to $1.02, including amortization and integration expenses related to the acquisition of St. Jude Medical.

Abbott forecasts net specified items for the full year 2017 of approximately $1.48 per share. Specified items include acquisition-related expenses, intangible amortization expense, charges associated with cost reduction initiatives and other expenses, partially offset by a gain on the sale of the Abbott Medical Optics business (AMO).

Excluding specified items, projected adjusted diluted earnings per share from continuing operations would be $2.40 to $2.50 for the full year 2017.

Abbott is issuing first-quarter 2017 guidance for diluted earnings per share from continuing operations under GAAP of $0.19 to $0.21. Abbott forecasts specified items for the first quarter 2017 of $0.23 related to the same items discussed above for the full year 2017. Excluding specified items, projected adjusted diluted earnings per share from continuing operations would be $0.42 to $0.44 for the first quarter.

ABBOTT ANNOUNCES INCREASE IN QUARTERLY DIVIDEND

On Dec. 9, 2016, the board of directors of Abbott increased the company’s quarterly dividend to $0.265 per share from $0.260 per share. Abbott’s cash dividend is payable Feb. 15, 2017, to shareholders of record at the close of business on Jan. 13, 2017. This marks the 372nd consecutive quarterly dividend paid by Abbott.

Abbott has increased its dividend payout for 45 consecutive years and is a member of the S&P 500 Dividend Aristocrats Index, which tracks companies that have annually increased their dividend for at least 25 consecutive years.

About Abbott:

Abbott is a global healthcare company devoted to improving life through the development of products and technologies that span the breadth of healthcare. With a portfolio of leading, science-based offerings in diagnostics, medical devices, nutritionals and branded generic pharmaceuticals, Abbott serves people in more than 150 countries and employs approximately 94,000 people.

Visit Abbott at www.abbott.com and connect with us on Twitter at @AbbottNews.

Abbott will webcast its live fourth-quarter earnings conference call through its Investor Relations website at www.abbottinvestor.com at 8 a.m. Central time today. An archived edition of the call will be available later that day.

— Private Securities Litigation Reform Act of 1995 —

A Caution Concerning Forward-Looking Statements

Some statements in this news release may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. Abbott cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Abbott’s operations are discussed in Item 1A, “Risk Factors” to our Annual Report on Securities and Exchange Commission Form 10-K for the year ended Dec. 31, 2015, and St. Jude Medical’s Annual Report on Form 10-K for the fiscal year ended Jan. 2, 2016, respectively, and under the heading “Risk Factors” in Abbott’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, and St. Jude Medical’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 2, 2016, which are incorporated by reference. Abbott undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Abbott Financial: Scott Leinenweber, (224) 668-0791 Michael Comilla, (224) 668-1872 Jeffrey Byrne, (224) 668-8808 Abbott Media: Darcy Ross, (224) 667-3655 Elissa Maurer, (224) 668-3309

Abbott Laboratories and Subsidiaries

Condensed Consolidated Statement of Earnings

Fourth Quarter Ended December 31, 2016 and 2015

(in millions, except per share data)

(unaudited)

	4Q16	4Q15	% Change
Net Sales	$5,333	$5,188	2.8

Cost of products sold, excluding amortization expense	2,312	2,206	4.8
Amortization of intangible assets	121	143	(15.0)
Research and development	343	369	(7.3)
Selling, general, and administrative	1,609	1,655	(2.8)
Total Operating Cost and Expenses	4,385	4,373	0.3

Operating earnings	948	815	16.3

Interest expense, net	129	9	n/m	1)
Net foreign exchange (gain) loss	(2)	(30)	(94.0)
Other (income) expense, net	(54)	6	n/m
Earnings from Continuing Operations before taxes	875	830	5.4

Taxes on Earnings from Continuing Operations	110	135	(17.9)
Earnings from Continuing Operations	765	695	9.9

Earnings from Discontinued Operations, net of taxes	33	72	(54.4)	2)

Net Earnings	$798	$767	3.9

Net Earnings from Continuing Operations, excluding Specified Items, as described below	$971	$932	4.2	3)

Diluted Earnings per Common Share from:

Continuing Operations	$0.51	$0.46	10.9
Discontinued Operations	0.02	0.05	(60.0)
Total	$0.53	$0.51	3.9

Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, as described below	$0.65	$0.62	4.8	3)

Average Number of Common Shares Outstanding
Plus Dilutive Common Stock Options	1,483	1,498

NOTES:

See tables on page 14 for an explanation of certain non-GAAP financial information.

n/m = Percent change is not meaningful.

See footnotes on the following page.

1)             2016 Interest expense, net includes amortization expense associated with bridge facility fees and interest expense associated with $15.1 billion of debt issued in November 2016.

2)             2016 and 2015 Earnings and Diluted Earnings per Common Share from Discontinued Operations primarily reflect net favorable adjustments to tax expense as a result of the resolution of various tax positions from previous years related to discontinued operations.

3)             2016 Net Earnings from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $206 million, or $0.14 per share, for intangible amortization expense, expenses primarily associated with acquisitions, including bridge facility fees and other debt related costs, charges related to cost reduction initiatives and other expenses.

2015 Net Earnings from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $237 million, or $0.16 per share, for intangible amortization expense, expenses associated with cost reduction initiatives and other expenses related to acquisitions.

Abbott Laboratories and Subsidiaries

Condensed Consolidated Statement of Earnings

Fiscal Year Ended December 31, 2016 and 2015

(in millions, except per share data)

(unaudited)

	12M16	12M15	% Change
Net Sales	$20,853	$20,405	2.2

Cost of products sold, excluding amortization expense	9,024	8,747	3.2
Amortization of intangible assets	550	601	(8.4)
Research and development	1,422	1,405	1.2
Selling, general, and administrative	6,672	6,785	(1.7)
Total Operating Cost and Expenses	17,668	17,538	0.7

Operating earnings	3,185	2,867	11.1

Interest expense, net	332	58	n/m	1)
Net foreign exchange (gain) loss	495	(93)	n/m	2)
Other (income) expense, net	945	(281)	n/m	3)
Earnings from Continuing Operations before taxes	1,413	3,183	(55.6)

Taxes on Earnings from Continuing Operations	350	577	(39.2)	4)
Earnings from Continuing Operations	1,063	2,606	(59.2)

Earnings from Discontinued Operations, net of taxes	321	65	n/m
Gain on Sale of Discontinued Operations, net of taxes	16	1,752	(99.1)
Net Earnings from Discontinued Operations, net of taxes	337	1,817	(81.4)	5)

Net Earnings	$1,400	$4,423	(68.4)

Net Earnings from Continuing Operations, excluding Specified Items, as described below	$3,281	$3,258	0.7	6)

Diluted Earnings per Common Share from:
Continuing Operations	$0.71	$1.72	(58.7)
Discontinued Operations	0.23	1.20	(80.8)	5)
Total	$0.94	$2.92	(67.8)

Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, as described below	$2.20	$2.15	2.3	6)

Average Number of Common Shares Outstanding Plus Dilutive Common Stock Options	1,483	1,506

NOTES:

See tables on page 15 for an explanation of certain non-GAAP financial information.

n/m = Percent change is not meaningful.

See footnotes on the following page.

1)             2016 Interest expense, net includes amortization expense primarily associated with bridge facility fees.

2)             2016 Net foreign exchange (gain) loss includes a loss of $480 million related to the revaluation of Abbott’s net monetary assets in Venezuela using the Dicom exchange rate, which is the Venezuelan government’s official floating exchange rate.

3)             2016 Other (income) expense, net includes a charge of $947 million related to an adjustment of Abbott’s holdings of Mylan N.V. ordinary shares to reflect the share price as of Sept. 30, 2016.

2015 Other (income) expense, net includes a gain on the sale of a portion of Abbott’s position in Mylan stock and a decrease in the fair value of contingent consideration related to a business acquisition, both reported as specified items.

4)             2016 Tax expense on Earnings from Continuing Operations includes the impact of a net tax benefit of approximately $225 million, primarily as a result of the resolution of various tax positions from prior years, partially offset by the unfavorable impact of non-deductible foreign exchange losses related to Venezuela and an adjustment to the equity investment in Mylan and the recognition of deferred taxes associated with the pending sale of AMO.

5)             2016 Earnings, net of taxes and Diluted Earnings per Common Share from Discontinued Operations primarily reflect the impact of a net tax benefit of $325 million as a result of the resolution of various tax positions from prior years.

2015 Earnings, net of taxes and Diluted Earnings per Common Share from Discontinued Operations reflect the after-tax gain of $1.752 billion on the sale of the developed markets branded generics pharmaceuticals and animal health businesses to Mylan on Feb. 27, 2015 and Zoetis on Feb. 10, 2015, respectively; the first-quarter financial results from these businesses up to the date of sale; and a favorable adjustment to tax expense as a result of the resolution of various tax positions from previous years related to discontinued operations.

6)             2016 Net Earnings from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $2.218 billion, or $1.49 per share, for intangible amortization expense, the foreign exchange loss related to Venezuela, an adjustment to the equity investment in Mylan, expenses associated with acquisitions, including bridge facility fees, other charges related to cost reduction initiatives and other expenses and the recognition of deferred taxes associated with the pending sale of AMO, partially offset by the favorable impact of a net tax benefit as a result of the resolution of various tax positions from prior years.

2015 Net Earnings from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $652 million, or $0.43 per share, for intangible amortization expense, expenses associated with cost reduction initiatives and other expenses related to acquisitions, partially offset by a gain on the sale of a portion of Abbott’s position in Mylan stock and a decrease in the fair value of contingent consideration related to a business acquisition.

NON-GAAP RECONCILIATION OF FINANCIAL INFORMATION FROM CONTINUING OPERATIONS

Abbott Laboratories and Subsidiaries

Non-GAAP Reconciliation of Financial Information From Continuing Operations

Fourth Quarter Ended December 31, 2016 and 2015

(in millions, except per share data)

(unaudited)

	4Q16
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	$121	$(121)	—
Gross Margin	2,900	161	$3,061	57.4%
R&D	343	(9)	334	6.3%
SG&A	1,609	(99)	1,510	28.3%
Interest expense, net	129	(101)	28
Net foreign exchange (gain) loss	(2)	1	(1)
Other (income) expense, net	(54)	52	(2)
Earnings from Continuing Operations before taxes	875	317	1,192
Taxes on Earnings from Continuing Operations	110	111	221
Net Earnings from Continuing Operations	765	206	971
Diluted Earnings per Share from Continuing Operations	$0.51	$0.14	$0.65

Specified items reflect intangible amortization expense of $121 million and other expenses of $196 million, primarily associated with acquisitions, including bridge facility fees and other debt related costs, charges related to cost reduction initiatives and other expenses.

	4Q15
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	$143	$(143)	—
Gross Margin	2,839	178	$3,017	58.2%
R&D	369	(4)	365	7.0%
SG&A	1,655	(117)	1,538	29.6%
Other (income) expense, net	6	(6)	—
Earnings from Continuing Operations before taxes	830	305	1,135
Taxes on Earnings from Continuing Operations	135	68	203
Net Earnings from Continuing Operations	695	237	932
Diluted Earnings per Share from Continuing Operations	$0.46	$0.16	$0.62

Specified items reflect intangible amortization expense of $143 million and other expenses of $162 million, primarily associated with cost reduction initiatives and acquisitions.

Abbott Laboratories and Subsidiaries

Non-GAAP Reconciliation of Financial Information From Continuing Operations

Fiscal Year Ended December 31, 2016 and 2015

(in millions, except per share data)

(unaudited)

	12M16
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	$550	$(550)	—
Gross Margin	11,279	661	$11,940	57.3%
R&D	1,422	(77)	1,345	6.5%
SG&A	6,672	(249)	6,423	30.8%
Interest expense, net	332	(240)	92
Net foreign exchange (gain) loss	495	(480)	15
Other (income) expense, net	945	(910)	35
Earnings from Continuing Operations before taxes	1,413	2,617	4,030
Taxes on Earnings from Continuing Operations	350	399	749
Net Earnings from Continuing Operations	1,063	2,218	3,281
Diluted Earnings per Share from Continuing Operations	$0.71	$1.49	$2.20

Specified items reflect intangible amortization expense of $550 million, an adjustment to the equity investment in Mylan of $947 million, the impact of the foreign exchange loss in Venezuela of $480 million, and other expenses of $640 million, primarily associated with acquisitions, including bridge facility fees, and charges related to cost reduction initiatives and other expenses and the recognition of approximately $70 million of deferred taxes associated with the pending sale of AMO, partially offset by a net tax benefit of approximately $225 million, primarily as a result of the resolution of various tax positions from prior years.

	12M15
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	$601	$(601)	—
Gross Margin	11,057	755	$11,812	57.9%
R&D	1,405	(85)	1,320	6.5%
SG&A	6,785	(272)	6,513	31.9%
Other (income) expense, net	(281)	288	7
Earnings from Continuing Operations before taxes	3,183	824	4,007
Taxes on Earnings from Continuing Operations	577	172	749
Net Earnings from Continuing Operations	2,606	652	3,258
Diluted Earnings per Share from Continuing Operations	$1.72	$0.43	$2.15

Specified items reflect intangible amortization expense of $601 million and other expenses of $510 million, primarily associated with cost reduction initiatives and acquisitions, partially offset by a gain on the sale of a portion of Abbott’s position in Mylan stock of $207 million and a decrease in the fair value of contingent consideration related to a business acquisition.

RECONCILIATION OF TAX RATE FOR CONTINUING OPERATIONS

A reconciliation of the fourth-quarter tax rates for continuing operations for 2016 and 2015 is shown below:

	4Q16
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$875	$110	12.7%
Specified items	317	111
Excluding specified items	$1,192	$221	18.6%

	4Q15
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$830	$135	16.3%
Specified items	305	68
Excluding specified items	$1,135	$203	17.9%	1)

1)             Fourth-quarter 2015 tax rate includes the year-to-date impact of U.S. tax legislation passed in Dec. 2015, including the R&D tax credit.

A reconciliation of the full-year tax rates for continuing operations for 2016 and 2015 is shown below:

	12M16
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$1,413	$350	24.8%
Specified items	2,617	399
Excluding specified items	$4,030	$749	18.6%

	12M15
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$3,183	$577	18.1%
Specified items	824	172
Excluding specified items	$4,007	$749	18.7%	2)

2)             Full-year 2015 tax rate includes the impact of U.S. tax legislation passed in Dec. 2015, including the R&D tax credit.

###